   As filed with the Securities and Exchange Commission on February 18, 1999.
                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________
                                   FORM S-3
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                                _______________
                               PAYMENTECH, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                75-2634185
  (State or other jurisdiction of     (I.R.S. employer identification number)
   incorporation or organization)

                          1601 Elm Street, 9th Floor
                              Dallas, Texas 75201
                                (214) 849-2149
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)
                                _______________

            PHILIP E. TAKEN                             COPY TO:
     Chief Administrative Officer               CHARLES D. MAGUIRE, JR.
           Paymentech, Inc.                      Jackson Walker L.L.P.
      1601 Elm Street, 9th Floor                    901 Main Street
          Dallas, Texas 75201                         Suite 6000
                                                 Dallas, Texas  75202
(Name and address of agent for service)

            (214) 849-2149
(Telephone number, including area code,
         of agent for service)


  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                      Proposed            Proposed
           Title of                Amount             Maximum             Maximum             Amount of
   Each Class of Securities         to be         Offering Price         Aggregate          Registration
       to be Registered          Registered       Per Share /(1)/   Offering Price /(1)/     Fee /(1)/
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value...  344,794 shares     $18.4375            $6,357,139            $1,767.28
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are based on a price of $18.4375 per share, which price is an average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 11, 1999.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                               PAYMENTECH, INC.

                        344,794 SHARES OF COMMON STOCK

     This Prospectus relates to the offer and sale of up to 344,794 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") of Paymentech, Inc. (the "Company").

     The Common Stock being registered is being offered for the account of James Margolis, a stockholder of the Company (the "Selling Stockholder"). See "Selling Stockholder." The Company will not receive any proceeds from the sale of shares of Common Stock offered hereby. The shares may be offered in transactions on the New York Stock Exchange (the "NYSE"), in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is quoted on the NYSE under the symbol "PTI." On February 11, 1999, the closing price of the Common Stock, as reported on the NYSE, was $18.6875 per share.

     Upon any sale of the Common Stock offered hereby, the Selling Stockholder and participating agents, brokers, dealers or market-makers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     No underwriter is being utilized in connection with this offering. The Company will pay all expenses of this Offering, which are estimated to be approximately $9,267.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.

               The date of this Prospectus is February 18, 1999.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Company is a publicly held corporation and its Common Stock is traded on the NYSE under the symbol "PTI." Reports, proxy statements, information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 (together with all exhibits thereto, the "Registration Statement") in connection with the offer and sale of the Common Stock offered hereby under the Securities Act. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 1601 Elm Street, 9th Floor, Dallas, Texas 75201 and its telephone number is (214) 849-2149.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report of the Company on Form 10-K for the year ended June 30, 1998 as amended by Form 10-K/A filed on December 16, 1998 (as amended, the "Annual Report");

     (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report; and

     (iii) Description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on February 23, 1996, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to Corporate Affairs and Investor Relations Department, 1601 Elm Street, 9th Floor, Dallas, Texas 75201, telephone number (214) 849-2149.

                                  THE COMPANY

     Paymentech, Inc. (the "Company"), is a Delaware corporation, which engages in the credit card industry primarily as a payment processor of credit and debit card transactions on behalf of merchants, financial institutions and sales agents. According to published industry sources, the Company is the third largest payment processor of credit and debit card transactions in the United States. The Company also provides third-party credit and debit authorization services to financial institutions, sales agents and the Company's direct merchants. In addition, the Company markets and issues commercial cards to business and other entities. Commercial cards facilitate centralized business-to-business payment procedures and reporting, replacing traditional direct payment methods.

     The Company's principal offices are located at 1601 Elm Street, 9th Floor, Dallas, Texas 75201 (telephone number 214-849-2149).


                                  RISK FACTORS

     ANY INVESTMENT IN THE COMMON STOCK HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE RISKS AND THE SPECULATIVE FACTORS INHERENT IN AND AFFECTING THE COMPANY'S BUSINESS DESCRIBED BELOW AND THROUGHOUT THIS PROSPECTUS.

COMPETITION AND INDUSTRY CONSOLIDATION

     The payment processing industry is highly competitive, especially among the ten largest payment processors in the United States, which the Company views as its primary competitors. The Company also competes with other providers of credit and debit authorization services. The Company faces intense competition from numerous providers of payment processing services who may employ various competitive strategies. Such competition requires that the Company continue to invest resources in technological developments and restricts the prices it can charge.

     Due to the market's requirement that payment processors provide advanced and efficient technology, certain financial institutions and other payment processors have recently left the business or merged with other providers, resulting in significant consolidation in the payment processing industry. The Company believes the trend toward consolidation will continue as the technological demand on processors continues to increase. Industry consolidation has enabled a few of the Company's competitors to have access to significant capital, management, marketing and technological resources that are equal to or greater than those of the Company, and there can be no assurance that the Company will continue to be able to compete successfully with such payment processors.

     In addition, competition in the industry has made it difficult for payment processors to pass through increases in the interchange and assessments charged by Visa and MasterCard, and as a result some payment processors have absorbed increased fees to maintain their merchant bases. Although the Company's agreements with its merchants contemplate that the Company will charge all Visa and MasterCard interchange and assessments to merchants, there can be no assurance that competitive pressures will not require that the Company absorb all or a portion of such fee increases in the future, or that the Company will be able to continue to pass along fee increases to merchants when it negotiates the renewal of such agreements. Further tightening of margins due to fee increases or other factors may result in financial institutions and other payment processors abandoning the payment processing business and thus accelerating industry consolidation.

     The Company also competes against issuers of commercial cards that offer highly competitive and attractive rates, including rates which are at or below rates charged by the Company, in order to preserve market share.

CONTINGENT LIABILITIES THROUGH MERCHANTS

     Under the rules of Visa, MasterCard and other credit and debit card organizations, the payment processor has certain contingent liabilities for the transactions it processes on behalf of merchants. If a cardholder purchases a product or service and is dissatisfied after the purchase, the cardholder may be able to return the product and demand a refund. If the merchant, after having received payment from the payment processor, refuses to pay the refund or properly provide the product or service, a chargeback results. The obligation to fund the chargeback is the liabilitity of the payment processor if the merchant does not have sufficient funds to repay the chargeback. In most cases, this contingent liability is unlikely because the product or service is delivered when purchased and credit is issued on returned items. For certain industries, such as the direct response marketing industry, where the cardholder is not present to provide a signature, the Company's contingent liability is greater. The Company minimizes its exposure to such contingent liabilities by conducting a thorough credit review of its merchants initially and on a regular basis to monitor risks. The Company also has the ability to hold a merchant's daily settlement if fraudulent activity is suspected. In addition, the Company obtains cash deposits from certain customers as an offset to potential contingent liabilities that are the responsibility of such customers. These cash deposits are primarily related to merchants in the direct response marketing industry. The Company's payment processing operation is not exposed to Cardholder credit losses.

SIGNIFICANT EQUITY POSITION OF BANC ONE CORPORATION

     BANK ONE CORPORATION, f/k/a BANC ONE CORPORATION ("Bank One") is the indirect owner (through First USA Financial, Inc., a wholly-owned subsidiary of Bank One) of approximately 55% of the outstanding shares of Common Stock and has substantial influence over the election of members of the Company's Board of Directors and over the business and affairs of the Company, including any determinations with respect to mergers or other business combinations involving the Company, the acquisition or disposition of assets by the Company, the incurrence of indebtedness by the Company, the issuance of any additional Common Stock or other equity securities and the payment of any dividends with respect to the Common Stock. In addition, Bank One has substantial influence in approving matters submitted to a vote of the Company's stockholders and in causing or preventing a change in control of the Company. Moreover, four of the eight members of the Company's Board of Directors are directors and/or key employees of Bank One and one of the members is a director and executive officer of First USA Financial, Inc.

CONFLICTS OF INTEREST WITH BANK ONE

     There is currently substantial overlap in the Boards of Directors of Bank One and the Company. Certain conflicts of interest and disagreements between Bank One and the Company could arise in connection with the interpretation of the various intercompany agreements entered into between First USA, as Bank One's predecessor, and the Company in connection with the Company's March 1996 initial public offering of Common Stock. In addition, Bank One and the Company both own or have interests in entities in the business of payment processing and issuing credit cards. As a result, conflicts of interest may arise between Bank One and the Company in connection with future payment processing and commercial card opportunities. Such conflicts of interest may be more difficult to resolve than would be the case if Bank One and the Company did not have overlapping directors and may be resolved in a manner which may appear to be more favorable to one of the parties.

HOLDING COMPANY STRUCTURE

     As a holding company, the Company is dependent on the cash flow from its subsidiaries, received through dividends or other intercompany transfers of funds, to service its debt and meet its operating expenses and other obligations. However, First USA Financial Services, Inc. ("Financial Services"), a wholly-owned subsidiary of the Company, may pay dividends and make certain other intercompany transfers of funds only up to amounts permitted by banking regulations. Cash flow from subsidiaries is expected, for the foreseeable future, to be a significant source of the Company's liquidity. Limitations on the availability to the Company of cash flow from its subsidiaries could adversely impact the Company's liquidity.

ANTITAKEOVER PROVISIONS

     The Company's Certificate of Incorporation and By-laws contain certain provisions that may have the effect, either alone or in combination with each other, of making more difficult or discouraging a business combination involving the Company that is deemed undesirable by the Company's Board of Directors, or of delaying or preventing changes in control or management of the Company. Although such provisions may not have substantial practical significance to investors while

Bank One maintains a significant equity interest in the Company, such provisions could become significant should Bank One reduce its ownership interest in the Company such that Bank One no longer has a substantial influence over the management of the Company.

REGULATION

     The effects of, and changes in, monetary and fiscal policies, laws and regulations (financial, regulatory or otherwise), other activities of governments, agencies and similar organizations, changes in taxation of the Company's earnings and social and economic conditions, such as inflation, may all have a negative effect on the Company and its business. For example, from time to time legislation is proposed by members of Congress which, if adopted, would have the effect of additional disclosure to consumers regarding interest rates and fees on credit card accounts by credit card issuers, and in the most extreme cases, limiting the interest rate that could be charged on such accounts.

     In addition, as a Utah-chartered industrial loan corporation, the deposits of which are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation, Financial Services is subject to regulation under both state and federal law. The restrictions imposed by such laws and regulations limit Financial Services' discretion in operating its businesses. No assurance can be given that such laws and regulations will not be amended or construed differently, or that new laws and regulations will not be adopted, the effect of which could be to adversely affect the operations of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. The Company is unable to make any prediction as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for sale will have on the market price of the Common Stock prevailing from time to time.

RISKS ASSOCIATED WITH ACQUISITIONS

     The Company has relied in part on acquisitions in order to achieve greater economies of scale and to develop new types of systems and expertise. The success of the Company's acquisition strategy is dependent on a number of factors, including the Company's ability to identify and consummate acquisitions of merchant portfolios, operating businesses and payment processing assets upon satisfactory terms and the Company's ability to achieve a smooth and timely integration of newly acquired assets and operating businesses and to achieve anticipated synergies. There can be no assurance that the Company will find suitable acquisition candidates at acceptable prices or succeed in integrating any acquired business into the Company's existing business.

DEPENDENCE ON TECHNOLOGY

     The payment processing and credit card industries are characterized by advanced telecommunications systems and services. Systems delays, malfunctions and errors in the proprietary and third party systems and networks used by the Company for its payment processing services could lead to processing delays and additional costs to the Company. If not corrected in a timely fashion, such delays, malfunctions and errors could lead to customer dissatisfaction, which could ultimately affect the Company's customer base and the level of service it is able to provide to its customers.

NEW PRODUCTS AND SERVICES

     Difficulties or delays in the development, production, testing and marketing of products or services, including the Company's commercial card operations, and the costs and losses associated with such difficulties or delays, may have a negative impact on the Company's business, operations and financial results. These may include, without limitation, a failure to implement new product or service programs when anticipated, the failure of customers to accept these products or services when planned, losses associated with the testing of new products or services or financial, legal or other difficulties that may arise in the course of such implementation.

CREDIT CARD ACCEPTANCE

     A lack of growth or a decline in the number and scope of card-based payment transactions, on a worldwide basis, and a lack of growth or a decline in the types of industries and merchants that accept card-based transactions as a method of payment, may have a negative impact on the Company's business, operations and financial results.

SEASONALITY

     The Company's revenue generally reflects the seasonal fluctuations that are typically associated with traditional peaks in consumer spending. Such peaks fall in different quarters for different divisions of the Company because of the varying nature of the Company's market niches and the varying nature of consumer trends in such markets.

     The payment processing and credit card industries have been characterized by rapid technological advancements and frequent new product and service introductions. The ability of the Company to compete in these industries is dependent on the Company's ability to adapt to new technologies and develop new products and services. There can be no assurance that the Company will not encounter difficulties or delays in the development, production, testing and marketing of products or services, including the Company's new commercial card operations, or that such difficulties or delays will not result in increased costs and losses.

LITIGATION

     The Company is a defendant in a putative class action suit commenced in October 1997 against the Company, and a current and a former officer of the Company alleging, among other things, that the defendants violated United States securities laws by publicly issuing false and misleading statements and omitting to disclose material adverse information regarding the Company' business. The Company has notified its insurance carriers of this action. It is premature to determine whether the Company will have any liability in the action or whether, if so, that liability will be material.

YEAR 2000

     As a result of computer programs written using two digits rather than four to define the applicable year, certain of the Company's computer systems may require modifications in order to properly function beginning with the year 2000. While the Company has developed a plan to ensure that its computer systems will function properly with respect to dates in the year 2000 and thereafter, the failure to make timely remediation of such systems could have a material adverse effect on the Company's business, operations and financial results. In addition, the Company maintains interface systems with third-party vendors and large customers, and the Company could be adversely affected to the extent that third parties with which it interfaces have not adequately addressed their own year 2000 issues. A description of the Company's year 2000 remediation and contingency plans is included in the Annual Report and incorporated herein by reference.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock hereby.


                              SELLING STOCKHOLDER

     The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholder immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering:

                                      OWNERSHIP OF         COMMON STOCK          AMOUNT AND
                                      COMMON STOCK PRIOR   OFFERED FOR SELLING   PERCENTAGE OF CLASS
NAME                                  TO OFFERING          SHAREHOLDERS          AFTER OFFERING/(1)/
----                                  -----------          ------------          -------------------

James Margolis                              584,481             344,794          **

____________________

**    Indicates shares held are less than 1% of class.

(1)  Based on 36,360,377 shares of Common Stock outstanding on January 30,
     1999.


                             PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by any of the Selling
Stockholder, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following:
(i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder or such permitted transferees/or from the purchasers of the Shares for whom they may act as agent,
(iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholder or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Selling Stockholder will pay all underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholder related thereto. The Company will pay the remaining expenses of the Offering.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholder will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.


                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by John C. Kight, legal counsel for the Company. Mr. Kight, owns, and has options to acquire, an aggregate of less than 0.1% of the outstanding shares of Common Stock of the Company.


                                    EXPERTS

     The consolidated financial statements of Paymentech, Inc. incorporated by reference in Paymentech, Inc.'s Annual Report (on Form 10-K as amended by Form 10-K/A) for the year ended June 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                INDEMNIFICATION

     As authorized by Section 145 of the Delaware General Corporate Law, each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     In addition, the Company has directors' and officers' liability coverage pursuant to a policy maintained by Paymentech, Inc.

     Article Eighth of the Certificate of Incorporation of the Company provides that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No person has been authorized to                    344,794 SHARES
give any information or to make any
representations other than those
contained in this Prospectus, and
if given or made, such information                    COMMON STOCK
or representations must not be
relied upon. This Prospectus does
not constitute an offer to sell or
a solicitation to buy any securities
other than registered securities to
which it relates, or an offer to or
a solicitation of any person in any
jurisdiction where such offer or
solicitation would be unlawful.
The delivery of this Prospectus at
any time does not imply that the                     PAYMENTECH, INC.
information herein is correct as of
any time subsequent to its date.

       TABLE OF CONTENTS
       -----------------

                              Page
                              ----

Available Information .........  2
Incorporation by Reference ....  3
The Company ...................  4
Risk Factors ..................  4
Use of Proceeds ...............  9
SELLING STOCKHOLDER ...........  9
PLAN OF DISTRIBUTION ..........  9
LEGAL MATTERS ................. 10
EXPERTS ....................... 10
INDEMNIFICATION ............... 10                    FEBRUARY 18, 1999


=====================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement will be paid by the Company, are as follows:

          Registration Fee..................   $1,767
          Printer Expenses..................    1,000
          Accounting Fees and Expenses......    3,000
          Legal Fees and Expenses...........    3,000
          Miscellaneous.....................      500

          Total.............................   $9,267


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Section 145 of the Delaware General Corporate Law, each director and officer of the Company may be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     In addition, the Company has directors' and officers' liability coverage pursuant to a policy maintained by Paymentech, Inc.

     Article Eighth of the Certificate of Incorporation of the Company provides that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

Item 16.  Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit
Number    Description of Exhibit
-------   ----------------------

1              None.
2              None.
4              Description of the Common Stock contained in the Company's
               Registration Statement on Form 8-A filed on February 23, 1996, incorporated herein by reference.
5              Opinion of John C. Kight.*
8              None.
12             None.
15             None.

23(a)          Consent of Ernst & Young, LLP*
23(b)          Consent of John C. Kight (included in his opinion filed as
               Exhibit 5 to this Registration Statement).*
24             Power of Attorney (appearing on page II-4 of this Registration
               Statement).*
25             None.
26             None.
27             None.
------------

*    Filed herewith.


ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be singed on its behalf by the undersigned, thereunto duly authorized, the the City of Dallas, State of Texas, on February 18, 1999.

                             PAYMENTECH, INC.

                             By:   /S/ Pamela H. Patsley
                                ------------------------------------------------
                                    President
                                    and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 18, 1999.


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Paymentech, Inc. and each of us, do hereby constitute and appoint Pamela H. Patsley and Roger C. Hart, our true and lawful attorneys and agents, with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, and any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes shall do or cause to be done by virtue hereof.


                                  SIGNATURES

             SIGNATURE                                    TITLE
             ---------                                    -----

     /S/ Richard W. Vague              Chairman of the Board
----------------------------------
         Richard W. Vague

     /S/ Pamela H. Patsley             President, Chief Executive Officer and
----------------------------------     Director (Principal Executive Officer)
         Pamela H. Patsley

     /S/ Kathryn J. Kessler            Chief Financial Officer
----------------------------------     (Principal Financial Officer)
         Kathryn J. Kessler

     /S/ Gene H. Bishop                Director
----------------------------------
         Gene H. Bishop

     /S/ William P. Boardman           Director
----------------------------------
         William P. Boardman

     /S/ John B. McCoy                 Director
----------------------------------
         John B. McCoy

     /S/ Rupinder S. Sidhu             Director
----------------------------------
         Rupinder S. Sidhu

     /S/ Ronald G. Steinhart           Director
----------------------------------
         Ronald G. Steinhart


     /S/ John C. Tolleson              Director
----------------------------------
         John C. Tolleson

                               INDEX TO EXHIBITS
                               -----------------
Exhibit No.    Exhibit
-----------    -------

1              None.

2              None.

4 Description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 23, 1996, incorporated herein by reference.

5              Opinion of John C. Kight.*

8              None.

12             None.

15             None.

23(a)          Consent of Ernst & Young, LLP*

23(b) Consent of John C. Kight (included in his opinion filed as Exhibit 5 to this Registration Statement).*

24             Power of Attorney (appearing on page II-4 of this Registration
               Statement).*

25             None.

26             None.

27             None.

------------

*              Filed herewith.